SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2007

PATHOGENICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-123431	43-2078278
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

99 Derby Street Suite 200 Hingham, MA	02043
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (781) 556-1090

Item 1.02.     Termination of a Material Definitive Agreement

     On May 15, 2007, Pathogenics, Inc. (the “Company”) and Egenix, Inc. (“Egenix”), a Delaware corporation, (collectively the “Parties”) entered into a mutual agreement to terminate the Amended and Restated Agreement and Plan of Merger (the “Merger Agreement”) dated as of November 28, 2006 in accordance with the provisions of Section 8.1(a) thereof. Concurrently, the parties executed and delivered mutual releases. Except as set forth in the releases, from and after May 15, 2007 neither Party shall have any obligation or liability to the other, provided, however, that the Company does not relieve Egenix of its obligation to make payment on that certain Promissory Noted dated November 28, 2006 in the original principal amount of $140,705 from Egenix to the Company, due payable in full and with interest on July 31, 2007.

Item 9.     Exhibits.

Exhibits

Ex. No.	Description
10.25	Mutual Agreement to Terminate Merger Agreement dated as of May 15, 2007 between Pathogenics, Inc. and Egenix, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Pathogenics, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2007	PATHOGENICS, INC.

By: /s/ Frederic P. Zotos

Frederic P. Zotos
President and Chief Executive Officer